EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form F-3 and related Prospectus of LanOptics Ltd. for the registration of 1,006,486 of its Ordinary Shares and to the incorporation by reference therein of our report dated February 17, 2005, with respect to the consolidated financial statements of LanOptics Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                             /s/ Kost, Forer, Gabbay & Kasierer
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                                             KOST, FORER, GABBAY & KASIERER
Tel-Aviv Israel                              A member of Ernst & Young Global
July 6, 2005